Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

The Bon-Ton Stores, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-8 (File Nos. 33-43105, 33-51954, 333-36661, 333-36725, 333-46974, 333-65120, 333-118700, 333-139107, 333-156523, 333-160200, 333-169063, 333-178338 and 333-182655) and on Form S-3 (File Nos. 333-112425 and 333-167322) of The Bon-Ton Stores, Inc. of our reports dated April 16, 2014, with respect to the consolidated balance sheets of The Bon-Ton Stores, Inc. and subsidiaries as of February 1, 2014 and February 2, 2013, and the related consolidated statements of operations, comprehensive income (loss), shareholders’ equity, and cash flows for each of the fiscal years in the three-year period ended February 1, 2014, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of February 1, 2014, which reports appear in the February 1, 2014 annual report on Form 10-K of The Bon-Ton Stores, Inc.

/s/ KPMG LLP

Harrisburg, Pennsylvania

April 16, 2014